                                      SMT
                 EPS Calculation- Modified Treasury Stock Meth
                        Six Months Ended June 30, 1997
                         ( Before Extraordinary Item)

                                                         Exercise       Assumed         Tax       Total
          Assumptions                        Shares       Price        Proceeds       Benefit    Proceeds
Net income before extraordinary item       $1,640,470
Common Shares Outstanding                   5,080,500
20% of Common Shares Outstan                1,016,100
Common Stock Equivalent (Aggregate):
     Warrants-IPO                                   0      $7.00      $        0
            Effect of 5% Div                        0
     Options- employees
         1993 Grant                           112,910      $3.10      $  350,021     $284,082
         1994 Grant                                 0      $1.27      $        0     $      0
         1995 Grant                                 0      $2.29      $        0     $      0
         1995 Grant- #2                       155,150      $3.54      $  549,231     $363,051
         1996 Grant                            32,849      $4.19      $  137,637     $ 68,326
         1996 Grant #2                        244,880      $6.40      $1,567,232     $292,876
         1997 Grant (May '97)                  12,000      $9.81      $  117,720     $ (2,016)


     Options- Directors:
         1992 Grant                             2,247      $2.99      $    6,719     $  5,752
         1993 Grant                             2,247      $1.66      $    3,730     $  6,948
         1994 Grant                             2,247      $2.05      $    4,606     $  6,597
         1995 Grant                             2,247      $4.07      $    9,145     $  4,782
         1996 Grant                             6,741      $6.21      $   41,862     $  8,575

      Warrants-Directors
         All                                  425,000      $3.88      $1,649,000     $936,700
         7% Dividend                           29,750      $0.00      $        0

      Warrants- Commonwealth                        0      $4.47      $        0

      Underwriter options                           0      $5.94      $        0
       Underwriter Warrants ( Unit)                 0      $7.00      $        0
       5% dividend on Warrant                       0
           Total CSE Aggregate              1,028,268                  4,436,903   $1,975,672    $6,412,575

Average and Quarter End Market Value:
  Average Closing Bid                           $9.39
  Quarter End  Closing Bid                     $11.56


Computation:                                                   Primary                Fully Diluted
Total Proceeds                                               $6,412,575                $6,412,575

Application of assumed proceeds:
  Toward repurchase of o/s shares                            $6,412,575                $6,412,575

  Toward Paydown of debt                                             $0                        $0
                                                             $6,412,575                $6,412,575

Adjustment to Net Income:
  Net income                                                 $1,640,470                $1,640,470

 Interest expense reduction:
   Debt paydown * avg. int rate*tax                                  $0                        $0
       Adjusted Net Income                                   $1,640,470                $1,640,470


Adjustments to Shares Outstanding:
  Actual shares o/s                                           5,080,500                 5,080,500

  Net additional shares                                         345,353                   473,547
       Adjusted shares                                        5,425,853                 5,554,047


Earnings Per Share before extraordinary item:
 Before adjustment                                                $0.32                     $0.32
 After adjustment                                                $0.302                     $0.30

                                      SMT
                 EPS Calculation- Modified Treasury Stock Meth
                         Year Ended December 31, 1997
                          (After Extraordinary Item)

                                                        Exercise       Assumed         Tax          Total
          Assumptions                       Shares       Price        Proceeds       Benefit       Proceeds
Net income                                $1,459,470
Common Shares Outstanding                  5,080,500
20% of Common Shares Outstanding           1,016,100
Common Stock Equivalent (Aggregate):
     Warrants-IPO                                  0      $7.00      $        0
            Effect of 5% Div                       0
     Options- employees
         1993 Grant                          112,910      $3.10      $  350,021      $284,082
         1994 Grant                                0      $1.27      $        0      $      0
         1995 Grant                                0      $2.29      $        0      $      0
         1995 Grant- #2                      155,150      $3.54      $  549,231      $363,051
         1996 Grant                           32,849      $4.19      $  137,637      $ 68,326
         1996 Grant #2                       244,880      $6.40      $1,567,232      $292,876
         1997 Grant                           12,000      $9.81      $  117,720       ($2,016)

     Options- Directors:
         1992 Grant                            2,247      $2.99      $    6,719       $  5,752
         1993 Grant                            2,247      $1.66      $    3,730       $  6,948
         1994 Grant                            2,247      $2.05      $    4,606       $  6,597
         1995 Grant                            2,247      $4.07      $    9,145       $  4,782
         1996 Grant                            6,741      $6.21      $   41,862       $  8,575
     Warrants-Directors
         All                                 425,000      $3.88      $1,649,000       $936,700
         7% Dividend                          29,750      $0.00              $0

     Warrants- Commonwealth                        0      $4.47              $0

     Underwriter options                           0      $5.94              $0
      Underwriter Warrants (Units)                 0      $7.00              $0
      5% dividend on Warrants                      0
           Total CSE Aggregate             1,028,268                  4,436,903      1,975,672     $6,412,575

Average and Quarter End Market Value:
  Average Closing Bid                           $9.39
  Quarter End  Closing Bid                     $11.56

Computation:                                                   Primary                Fully Diluted

Total Proceeds                                                $6,412,575               $6,412,575

Application of assumed proceeds:
  Toward repurchase of o/s shares                             $6,412,575               $6,412,575

  Toward Paydown of debt                                              $0                       $0
                                                              $6,412,575               $6,412,575

Adjustment to Net Income:
  Net income                                                  $1,459,470               $1,459,470

 Interest expense reduction:
   Debt paydown * avg. int rate*tax                                   $0                       $0
       Adjusted Net Income                                    $1,459,470               $1,459,470

Adjustments to Shares Outstanding:
  Actual shares o/s                                            5,080,500                5,080,500

  Net additional shares                                          345,353                  473,547
     Adjusted shares o/s                                       5,425,853                5,554,047

Earnings Per Share:
 Before adjustment                                                 $0.29                    $0.29
 After adjustment                                                 $0.269                   $0.263